UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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AVISTA CORPORATION

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Subject Line: Scott Morris and Hydro One Chief Executive Officer, Mayo Schmidt to host Q3 Employee Meetings

Hello,

Later this month we’ll be hosting the Q3 Employee Meetings with our own Scott Morris and the Chief Executive Officer of Hydro One, Mayo Schmidt.

The scheduled is included below for your reference. We also plan to offer a dial-in connection for employees who can’t attend in-person.

You might notice that our schedule has changed a bit for this set of meetings. If you have employees located at the Spokane Contact Center or Project Center, please have them attend one of the sessions offered at the Mission Campus Auditorium.

The meetings will be a great way for all employees to learn more about Hydro One and their leadership.

Other resources for employees to stay connected with relevant updates or to reference information related to the acquisition can be found here [link to AVAnet]. We’ve also added a weekly update section in e.view as well.

Schedule [link to full schedule]:

For AVAnet Homepage and e.view 8.9.17

From tell to talk; how you can stay connected to the latest developments of the transaction with Hydro One

-	A new section in e.view has been created to help employees stay in the know about the Hydro One Acquisition

It’s hard to believe it’s already been two full weeks since the announcement about Hydro One’s transaction with Avista and we’re sure you’ve been getting questions from family, friends and other curious folks.

While it is business as usual, being able to articulate in your own genuine way the potential this transaction has for our company, our customers, our employees and our community is what makes this such a great place to work.

Here are some ways to keep up with the latest

•	Employee Meetings. Make plans to attend the Q3 All Employee Meetings which are tentatively scheduled to take place at the end of this month. Hydro One’s Chief Executive Officer, Mayo Schmidt and our own Scott Morris, will be providing an update. More info to come soon!

•	AVAnet. The homepage of AVAnet has a new section under ‘quick links’ called Avista and Hydro One Updates. It’s a great place for you to do some reading and to check out the extended Q & A.

•	Avista’s external website. myavista.com is another great resource for you to reference over time.

For internal communications, our mantra has been to make sure you have the information you need to help your community of internal and external stakeholders understand the value of our business and the services we provide. While we can’t answer every question you might have, your leader or HR Manager is another resource for you to get the information you need.

Save the date: Q3 Employee Meetings are just around the corner

Schedule: [insert schedule]

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction. Avista Corporation (“Avista”) intends to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the proposed merger transaction and this communication is not a substitute for the proxy statement or any other document that Avista may send to its shareholders in connection with the proposed merger transaction. THE INVESTORS AND SECURITY HOLDERS OF AVISTA ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Avista, Hydro One Limited (“Hydro One”) and the proposed merger transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of Avista’s proxy statement (when it becomes available) may be obtained free of charge upon request by contacting Avista Corporation, Marian Durkin, Corporate Secretary, 1411 East Mission Avenue, Spokane, Washington 99202. Avista’s filings with the SEC are also available on Avista’s website at: http:// investor.avistacorp.com. Investors and security holders may also read and copy any reports, statements and other information filed by Avista with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation of Proxies

This communication is not a solicitation of proxies in connection with the proposed merger transaction. However, Avista, Hydro One and certain of their respective directors, executive officers and other persons may be deemed under SEC rules to be participants in the solicitation of Avista shareholder proxies in respect of the proposed merger transaction. Information about Hydro One directors and executive officers is available in Hydro One’s management information circular, filed with Canadian securities regulators on March 27, 2017, in connection with its 2017 annual meeting of shareholders and is available on its website at www.HydroOne.com and also under its profile on SEDAR at www.sedar.com. Information regarding Avista’s directors and executive officers is available in Avista’s proxy statement filed with the SEC on March 31, 2017 in connection with its 2017 annual meeting of shareholders, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 22, 2017, each of which may be obtained from the sources above under “Additional Information and Where to Find It”. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests (which may be different than those of Avista’s investors and security holders), by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed or to be filed with the SEC when they become available.

Forward-Looking Information

This [news release] [presentation] contains “forward looking statements” and “forward looking information” within the meaning of applicable securities laws of the U.S. and Canada, respectively. Statements that are not historical facts, including statements about beliefs, expectations, estimates, projections, goals, forecasts, assumptions, risks and uncertainties, are forward-looking statements and forward looking information. Forward looking statements and forward looking information are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans,” “anticipates,” “pro forma,” “predicts,” “seeks,” “could,” “would,” “will,” “can,” “continue” or “potential” and the negative of these terms or other comparable or similar terminology or expressions. The forward looking statements and forward looking information in this [news release] [presentation] include, without limitation, statements relating to Hydro One’s proposed merger transaction with Avista and expectations regarding timing and benefits thereof, earnings per share accretion, increases in regulated assets and earnings, strength of credit metrics, scale and diversification, capital expenditures, rate base growth, industry and geographic trends and forecasts, financing plans, stakeholder commitments, stockholder and regulatory approvals, and the completion of the proposed merger transaction. These statements reflect Hydro One and Avista’s management’s current beliefs and are based on information currently available to the management teams. Forward looking statements and forward looking information involve significant risk, uncertainties and assumptions. Certain factors or assumptions have been applied in drawing the conclusions contained in the forward looking statements and forward looking information. Hydro One and Avista caution readers that a number of factors could cause actual results, performance or achievement to differ materially from the results discussed or implied in the forward looking statements and forward looking information. Important factors that could cause actual results, performance and results to differ materially from those indicated by any such forward looking statements and forward looking information include risks and uncertainties relating to the following: (i) the risk that Avista may be unable to obtain shareholder approval for the proposed merger transaction or that Hydro One or Avista may be unable to obtain governmental and regulatory approvals required for the proposed merger transaction, or may be unable to obtain those approvals on favorable terms; (ii) the risk that the required shareholder, governmental or regulatory approvals may delay the proposed merger transaction; (iii) the risk that a condition to the closing of the proposed merger transaction may not be satisfied or the merger agreement may be terminated prior to closing; (iv) the timing to consummate the proposed transaction; (v) disruption from the proposed merger transaction making it more difficult to maintain relationships with customers, employees, regulators or suppliers; (vi) risks associated with the loss and ongoing replacement of key personnel; (vii) the diversion of management time and attention on the transaction; (viii) general worldwide economic conditions and related uncertainties; (ix) the effect and timing of changes in laws or in governmental regulations (including environmental and tax laws and regulations); (x) the risk that financing necessary to fund the proposed merger transaction may not be obtained or may be more difficult and costly to obtain than anticipated; (xi) the impact of acquisition-related expenses; (xii) the ability to maintain an investment grade credit rating; (xiii) the ability to maintain dividend payout ratios; and (xiv) other factors discussed or referred to in the “Risk Factors” section of Hydro One’s most recent annual management’s discussion and analysis of financial results filed with securities regulators in Canada and available under Hydro One’s profile at www.sedar.com. The foregoing list is not exhaustive and other unknown or unpredictable factors could also have a material adverse effect on the performance or results of Hydro One or Avista. Additional risks and uncertainties will be discussed in the proxy statement and other materials that Avista will file with the SEC in connection with the proposed merger transaction, or in material Hydro One will file with securities regulatory authorities in Canada. There can be no assurance that the proposed merger transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the proposed merger transaction will be realized. These factors should be considered carefully and undue reliance should not be placed on the forward looking statements or forward looking information, and actual outcomes and results may differ materially from what is expressed, implied or forecasted in these forward looking statements and forward looking information. For additional information with respect to certain of the risks or factors, reference should be made to Hydro One’s continuous disclosure materials filed from time to time with Canadian securities regulatory authorities, available at www.sedar.com and Avista’s filings with the SEC available at www.sec.gov. Except as required by law, each of Hydro One and Avista disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.